Exhibit 99.1
The Digital Engagement Company

Bridgeline Digital Prices $5,000,000 Public Offering

Burlington, Mass., October 16, 2018 - Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company™ that helps customers maximize the performance of their full digital experience from websites and intranets to online stores, today announced the pricing of an underwritten public offering of 10,000,000 shares of its common stock (or common stock equivalents) and common stock warrants to purchase up to an aggregate of 10,000,000 shares of common stock. Each share of common stock (or common stock equivalent) is being sold together with a common stock warrant to purchase one share of common stock at a combined effective price to the public of $0.50 per share and accompanying common stock warrant. The warrants will have an exercise price of $0.50 per share, will be exercisable upon issuance and will expire five years from the date of issuance. The shares of common stock (or common stock equivalents) and the accompanying common stock warrants can only be purchased together in this offering, but will be issued separately.

The Company has granted the underwriters a 45-day option to purchase 1,500,000 additional shares of common stock and/or additional common stock warrants to purchase up to an aggregate of 1,500,000 shares of common stock.

The aggregate gross proceeds to the Company are expected to be approximately $5.0 million, excluding the proceeds, if any, from the exercise of the warrants. The Company expects to use the net proceeds from this offering to repay certain term notes, fund the estimated offering expenses and for general corporate purposes including, but not limited to, research and development, capital expenditures, repayment of indebtedness, and additions to working capital. We may also use a portion of the net proceeds from this offering to pursue potential strategic acquisitions, although we do not have any specific plans or arrangements to do so at this time.

The offering is expected to close on October 19, 2018, subject to customary closing conditions.

ThinkEquity, a division of Fordham Financial Management, Inc., is acting as sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-227430) relating to these securities has been filed with the Securities and Exchange Commission (the “SEC”) and was declared effective on October 16, 2018. This registration statement includes a preliminary prospectus relating to the offering. A final prospectus will be filed with the SEC. The offering is being made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained, when available, by contacting ThinkEquity, 17 State Street, 22nd Floor, New York, NY 10004, telephone (646) 968-9355, email: prospectus@think-equity.com. Investors may also obtain these documents at no cost by visiting the SEC's website at http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, helps customers maximize the performance of their complete digital experience – from websites and intranets to online stores and campaigns. Bridgeline’s Unbound (formerly iAPPS®) platform deeply integrates Web Content Management, eCommerce, eMarketing, Social Media management, and Web Analytics to help marketers deliver digital experiences that attract, engage, nurture, and convert their customers across all channels. Headquartered in Burlington, Mass., Bridgeline has thousands of quality customers that range from small- and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:
Company Contact
Bridgeline Digital, Inc.:
Carole Tyner, Chief Financial Officer
(781) 497-3020
ctyner@bridgeline.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about this offering including our intended use of proceeds from this offering, our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” or similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, market conditions and the satisfaction of customary closing conditions related to the proposed public offering, including the underwriter’s exercise of their over-allotment option to purchase additional securities, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital market, the ability to raise capital, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the SEC, including in the preliminary prospectus relating to this offering and the risk factors incorporated by reference therein from our most recent annual report on Form 10-K that was filed with the SEC, and our other filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and Bridgeline Digital undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.